UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

August 7, 2025 (August 7, 2025)

Date of report (date of earliest event reported)

Nordicus Partners Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	Commission File No. 001-11737	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 South Beverly Drive, Suite 505, Beverly Hills, CA 90212

(Address of Principal Executive Offices)

(424) 256-8560

(Registrant’s Telephone Number)

3651 Lindell Road, Suite D565, Las Vegas, NV, 89103

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 7, 2025, (1) Henrik Keller resigned from the Board of Directors (the “Board”) of Nordicus Partners Corporation (the “Company”) to pursue other interests; (2) the Board voted to increase the size of the Board from three to five members; and (3) the Board appointed Torben S. Jensen, Kim T. Mücke and Andrew J. Ritter to fill the resulting vacancies. Peter Severin will continue as Chairman of the Board and Bennett J. Yankowitz will continue as a Board member as well as chief financial officer of the Company.

Torben Jensen (60) has more than 35 years of experience in finance and has during the years developed and funded projects and companies in real estate, energy, venture, life science and medico. He has previously been CEO and Chairman of the Board of two listed companies on Nasdaq. From 2019 to 2024 he was a Senior Partner in GK Partners ApS, a corporate finance house and a major shareholder in the Company, where he was the head of funding for projects. Furthermore, he has served as the Chief Executive Officer of AC Nordic since December 2024, also a major shareholder in the Company.

Kim T. Mücke is a Danish state authorized public accountant (authorization deposited in 2025). He was partner with Deloitte (Denmark) from 2002 to 2022 where he, among others, served as signing partner for various listed companies including companies that underwent IPO processes. In the years 2023-2024, Mr. Mücke was Head of Corporate Clients for BDO (Denmark). From January 1, 2025, Mr. Mücke has started as independent advisor, specialized in financial reporting, risk management and corporate governance. Mr. Mücke has a master’s degree in Auditing and Accounting from the Copenhagen Business School.

Andrew J. Ritter has served as the Chief Executive Officer and a director of Cairns Health, an innovator in AI-powered remote care solutions supporting home and senior care, since September 2023. Previously, Mr. Ritter was the Chief Executive Officer of Docbot, an AI-driven MedTech company, from January 2021 to December 2022. He also founded and served as Chief Executive Officer of Ritter Pharmaceuticals, a biotechnology company focusing on gastrointestinal diseases, from March 2004 to May 2020. In addition, he served as a founding director of Myosin Therapeutics, a biotech spin-out from Scripps Research, from October 2021 to January 2025. Mr. Ritter earned a B.A. in political science at the University of Southern California and a Master of Business Administration at the Wharton School, University of Pennsylvania.

On August 7, 2025, the Company executed a Directors Agreement with each of Messrs. Jensen, Mücke and Ritter. Under the Director’s Agreements, each will receive an annual cash retainer of $10,000, payable in two installments per calendar year, in accordance with the Company’s standard compensation plan for Board members. Messrs. Jensen and Mücke will also each receive options to purchase 25,000 shares of the Company’s common stock at $1.90 per share, and Mr. Ritter will receive options to purchase 50.000 shares of the Company’s common stock at $1.90 per share. All such options will be fully vested on the date of grant and be issued as Incentive Stock Options under and be subject to the terms and conditions of, the Company’s 2024 Stock Incentive Plan.

Item 9.01.	Financial Statements and Exhibits

The following are filed as part of this Form 8-K:

(d) Exhibits

Exhibit				Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
10.1	Directors Agreement, dated as of August 7, 2025, between the Company and Torben Jensen.				X
10.2	Directors Agreement, dated as of August 7, 2025, between the Company and Kim T. Mücke.				X
10.3	Directors Agreement, dated as of August 7, 2025, between the Company and Andrew J. Ritter.				X
99.1	Press Release dated August 7, 2025				X
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)				X

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 7, 2025	NORDICUS PARTNERS CORPORATION

	By:	/s/ Henrik Rouf
Henrik Rouf
Chief Executive Officer